NEWS RELEASE
Five Below, Inc. Announces Third Quarter Fiscal 2024 Financial Results
Q3 Net Sales Increase of 14.6% to $843.7 million; Comparable Sales Increase of 0.6%
Q3 GAAP Diluted EPS of $0.03, Q3 Adjusted Diluted EPS of $0.42
Increases Full Year 2024 Guidance
PHILADELPHIA, PA – (December 4, 2024) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the third quarter and year to date period ended November 2, 2024.

For the third quarter ended November 2, 2024:
•Net sales increased by 14.6% to $843.7 million from $736.4 million in the third quarter of fiscal 2023; comparable sales increased by 0.6%.
•The Company opened 82 new stores and ended the quarter with 1,749 stores in 44 states. This represents an increase in stores of 18.1% from the end of the third quarter of fiscal 2023.
•Operating loss was $0.6 million compared to operating income of $16.1 million in the third quarter of fiscal 2023. Adjusted operating income(1) was $27.6 million.
•The effective tax rate was 23.4% compared to 25.4% in the third quarter of fiscal 2023.
•Net income was $1.7 million compared to $14.6 million in the third quarter of fiscal 2023. Adjusted net income(1) was $23.3 million.
•Diluted income per common share was $0.03 compared to $0.26 in the third quarter of fiscal 2023. Adjusted diluted income per common share(1) was $0.42.
(1) A reconciliation of adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information.”

Ken Bull, Interim CEO and COO of Five Below said, “We are pleased to report third quarter results that exceeded our outlook. We delivered stronger performance across a broader group of our merchandise worlds compared to the second quarter and improved our operational execution. We were encouraged to see the positive results from the initiatives we undertook to add newness and deliver value in key categories. We opened a record 82 new stores during this period with new store performance also surpassing our expectations. Our merchant and operational teams across the organization are focused on our key priorities of product, value and store experience, and I want to thank them for their efforts in delivering these results."

Mr. Bull continued, "We will build on this progress and are focused on delivering for our customers in the all-important fourth quarter. Our solid Black Friday weekend results were an encouraging start to the holiday season, though the highest volume selling days lie ahead. In addition, this year we have five fewer shopping days between Thanksgiving and Christmas, which is reflected in our outlook."

For the year to date period ended November 2, 2024:
•Net sales increased by 11.9% to $2.49 billion from $2.22 billion in the year to date period of fiscal 2023; comparable sales decreased by 2.6%.
•The Company opened 205 new stores compared to 141 new stores in the year to date period of fiscal 2023.
•Operating income was $77.1 million compared to $117.1 million in the year to date period of fiscal 2023. Adjusted operating income(2) was $102.8 million.
•The effective tax rate was 24.7% compared to 23.1% in the year to date period of fiscal 2023.
•Net income was $66.2 million compared to $98.9 million in the year to date period of fiscal 2023. Adjusted net income(2) was $85.5 million.
•Diluted income per common share was $1.20 compared to $1.78 in the year to date period of fiscal 2023. The benefit from share-based accounting was approximately $0.01 in the year to date period of fiscal 2024 compared to approximately $0.07 in the year to date period of fiscal 2023. Adjusted diluted income per common share(2) was $1.55.
•The Company repurchased approximately 267,000 shares in the year to date period of fiscal 2024 at a cost of approximately $40.0 million
(2) A reconciliation of adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information."

Appointment of Chief Executive Officer
Five Below also announced today the appointment of Winnie Park to the role of Chief Executive Officer, effective December 16, 2024. Ken Bull, Chief Operating Officer, who was serving as Interim CEO, will continue in his role as COO, and Tom Vellios will remain Executive Chairman. This announcement was made concurrently this afternoon and can be found at investor.fivebelow.com/investors.

Fourth Quarter and Fiscal 2024 Outlook:
The Company expects the following results for the fourth quarter and full year fiscal 2024:

For the fourth quarter of Fiscal 2024:
•Net sales are expected to be in the range of $1.35 billion to $1.38 billion based on opening approximately 22 net new stores and assumes an approximate 3% to 5% decrease in comparable sales.
•Net income is expected to be in the range of $174 million to $184 million. Adjusted net income(3) is expected to be in the range of $179 million to $189 million.
•Diluted income per common share is expected to be in the range of $3.15 to $3.33 on approximately 55.3 million diluted weighted average shares outstanding. Adjusted diluted income per common share(3) is expected to be in the range of $3.23 to $3.41.
(3) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes retention awards, costs associated with cost-optimization initiatives and stock compensation benefits, net of income tax impacts.

For the full year of Fiscal 2024:
•Net sales are expected to be in the range of $3.84 billion to $3.87 billion based on opening approximately 227 net new stores and assumes an approximate 3% decrease in comparable sales.
•Net income is expected to be in the range of $240 million to $250 million. Adjusted net income(4) is expected to be in the range of $265 million to $275 million.
•Diluted income per common share is expected to be in the range of $4.34 to $4.52 on approximately 55.3 million diluted weighted average shares outstanding. Adjusted diluted income per common share(4) is expected to be in the range of $4.78 to $4.96.
•Gross capital expenditures are expected to be approximately $340 million in fiscal 2024.
(4) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes inventory write-off, retention awards, stock compensation benefits, costs associated with cost-optimization initiatives, settlement of employment-related litigation, and asset disposal, net of income tax impacts.

Conference Call Information:
A conference call to discuss the financial results for the third quarter of fiscal 2024 is scheduled for today, December 4, 2024, at 4:30 p.m. Eastern Time. A live audio webcast of the conference call will be available online at investor.fivebelow.com, where a replay will be available shortly after the conclusion of the call. Investors and analysts interested in participating in the call are invited to dial 412-902-6753 approximately 10 minutes prior to the start of the call.

Non-GAAP Information:
This press release includes adjusted operating income, adjusted net income, and adjusted diluted income per common share, each is a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures within this filing. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a meaningful evaluation of its quarterly and fiscal year 2024 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2023 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this filing. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to disruption to the global supply chain, risks related to the Company's strategy and expansion plans, risks related to our ability to attract, retain, and integrate qualified executive talent, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use; risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company's merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers' payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by teens and pre-teens. We believe life is better when customers are free to "let go & have fun" in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5, and some extreme value items priced beyond $5 in our incredible Five Beyond shop, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,750 stores in 44 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok, and Facebook @FiveBelow.

Investor Contact:
Five Below, Inc.
Christiane Pelz
Vice President, Investor Relations
215-207-2658
InvestorRelations@fivebelow.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	November 2, 2024	February 3, 2024	October 28, 2023
Assets
Current assets:
Cash and cash equivalents	$169,702	$179,749	$162,928
Short-term investment securities	46,941	280,339	—
Inventories	817,832	584,627	763,349
Prepaid income taxes and tax receivable	20,348	4,834	23,906
Prepaid expenses and other current assets	157,396	153,993	140,816
Total current assets	1,212,219	1,203,542	1,090,999
Property and equipment, net	1,259,768	1,134,312	1,075,275
Operating lease assets	1,692,978	1,509,416	1,475,095
Long-term investment securities	—	7,791	—
Other assets	20,354	16,976	16,069
	$4,185,319	$3,872,037	$3,657,438

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—	$—
Accounts payable	352,180	256,275	349,340
Income taxes payable	—	41,772	—
Accrued salaries and wages	28,758	30,028	19,357
Other accrued expenses	143,388	146,887	158,272
Operating lease liabilities	351,062	240,964	231,197
Total current liabilities	875,388	715,926	758,166
Other long-term liabilities	8,962	6,826	4,625
Long-term operating lease liabilities	1,616,964	1,497,586	1,455,358
Deferred income taxes	68,153	66,743	61,364
Total liabilities	2,569,467	2,287,081	2,279,513
Shareholders’ equity:
Common stock	549	551	551
Additional paid-in capital	147,453	182,709	177,877
Retained earnings	1,467,850	1,401,696	1,199,497
Total shareholders’ equity	1,615,852	1,584,956	1,377,925
	$4,185,319	$3,872,037	$3,657,438

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Net sales	$843,710	$736,405	$2,485,642	$2,221,633
Cost of goods sold (exclusive of items shown separately below)	585,668	513,577	1,692,294	1,499,422
Selling, general and administrative expenses	215,367	173,121	594,362	511,430
Depreciation and amortization	43,281	33,584	121,933	93,652
Operating (loss) income	(606)	16,123	77,053	117,129
Interest income and other income	2,808	3,434	10,852	11,423
Income before income taxes	2,202	19,557	87,905	128,552
Income tax expense	515	4,963	21,751	29,645
Net income	$1,687	$14,594	$66,154	$98,907
Basic income per common share	$0.03	$0.26	$1.20	$1.78
Diluted income per common share	$0.03	$0.26	$1.20	$1.78
Weighted average shares outstanding:
Basic shares	55,007,054	55,452,533	55,067,467	55,592,536
Diluted shares	55,110,433	55,576,140	55,152,976	55,717,987

FIVE BELOW, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
Operating activities:
Net income	$66,154	$98,907
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	121,933	93,652
Share-based compensation expense	11,303	13,366
Deferred income tax expense	1,410	2,213
Other non-cash expenses	861	172
Changes in operating assets and liabilities:
Inventories	(233,205)	(235,629)
Prepaid income taxes and tax receivable	(15,514)	(15,008)
Prepaid expenses and other assets	(6,889)	(12,530)
Accounts payable	96,900	123,374
Income taxes payable	(41,772)	(19,928)
Accrued salaries and wages	(1,270)	(6,063)
Operating leases	45,914	33,841
Other accrued expenses	21,288	15,521
Net cash provided by operating activities	67,113	91,888
Investing activities:
Purchases of investment securities and other investments	(4,508)	(128,950)
Sales, maturities, and redemptions of investment securities	245,696	195,795
Capital expenditures	(271,855)	(231,921)
Net cash used in investing activities	(30,667)	(165,076)
Financing activities:
Net proceeds from issuance of common stock	600	440
Repurchase and retirement of common stock	(40,226)	(80,541)
Proceeds from exercise of options to purchase common stock and vesting of restricted and performance-based restricted stock units	1	288
Common shares withheld for taxes	(6,868)	(16,395)
Net cash used in financing activities	(46,493)	(96,208)
Net decrease in cash and cash equivalents	(10,047)	(169,396)
Cash and cash equivalents at beginning of period	179,749	332,324
Cash and cash equivalents at end of period	$169,702	$162,928

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of gross profit as reported, to adjusted gross profit

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Gross profit, as reported(5)	$258,042	$222,828	$793,348	$722,211
Adjustments:
Retention awards(6)	444	—	597	—
Non-recurring inventory write-off	21,208	—	21,208	—
Cost-optimization initiatives(7)	378	—	378	—
Adjusted gross profit(8)	$280,072	$222,828	$815,531	$722,211

Reconciliation of operating (loss) income, as reported, to adjusted operating income

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Operating (loss) income, as reported	$(606)	$16,123	$77,053	$117,129
Adjustments:
Non-recurring employment-related litigation	—	—	1,976	—
Retention awards(6)	4,931	—	6,578	—
Non-recurring stock compensation benefit	—	—	(6,116)	—
Non-recurring inventory write-off	21,208	—	21,208	—
Cost-optimization initiatives(7)	1,544	—	1,544	—
Non-recurring asset disposal	513	—	513	—
Adjusted operating income(8)	$27,590	$16,123	$102,756	$117,129

Reconciliation of net income, as reported, to adjusted net income

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Net income, as reported	$1,687	$14,594	$66,154	$98,907
Adjustments:
Non-recurring employment-related litigation, net of tax	—	—	1,487	—
Retention awards, net of tax(6)	3,778	—	4,950	—
Non-recurring stock compensation benefit, net of tax	—	—	(4,603)	—
Non-recurring inventory write-off, net of tax	16,248	—	15,961	—
Cost-optimization initiatives, net of tax(7)	1,183	—	1,162	—
Non-recurring asset disposal, net of tax	393	—	386	—
Adjusted net income(8)	$23,289	$14,594	$85,497	$98,907

Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Diluted income per common share, as reported	$0.03	$0.26	$1.20	$1.78
Adjustments:
Non-recurring employment-related litigation per share	—	—	0.03	—
Retention awards per share(6)	0.07	—	0.09	—
Non-recurring stock compensation benefit per share	—	—	(0.08)	—
Non-recurring inventory write-off per share	0.29	—	0.29	—
Cost-optimization initiatives per share(7)	0.02	—	0.02	—
Non-recurring asset disposal per share	0.01	—	0.01	—
Adjusted diluted income per common share(8)	$0.42	$0.26	$1.55	$1.78

(5) Gross profit is equal to our net sales less our cost of goods sold.
(6) Retention awards relate to the on-going expense recognition of cash and equity granted to certain individuals in fiscal 2024 during the CEO transition that will be earned and have vestings through fiscal 2026.
(7) Represents charges related to the cost-optimization of certain functions.
(8) Components may not add to total due to rounding.